Exhibit 99.1

11011 Sunset Hills Road
Reston, Virginia 20190	News
www.gd.com

Contact: Jeff A. Davis
Tel: 703 876 3483
press@generaldynamics.com

General Dynamics Reports Fourth-Quarter and Full-Year 2023 Financial Results

January 24, 2024

•Fourth-quarter net earnings of $1 billion, diluted EPS of $3.64, on revenue of $11.7 billion
•Highest quarterly EPS and revenue in company history
•$1.2 billion net cash provided by operating activities, or 119% of net earnings
•Ended the quarter with $93.6 billion in backlog

RESTON, Va. – General Dynamics (NYSE: GD) today reported quarterly net earnings of $1 billion, or $3.64 diluted earnings per share (EPS). Revenue of $11.7 billion was up 7.5% over the year-ago quarter.

For the full year, net earnings were $3.3 billion, or $12.02 per diluted share. Full-year revenue was $42.3 billion, a 7.3% increase from 2022.

“We had a solid fourth quarter, capping off a year that saw growth in all four segments and continued strong cash flow,” said Phebe N. Novakovic, chairman and chief executive officer. “Our Aerospace segment in particular saw solid execution and continued demand in the quarter and is well positioned for a surge in deliveries upon FAA certification of the G700.”

Cash
Net cash provided by operating activities in the quarter totaled $1.2 billion, or 119% of net earnings. For the year, net cash provided by operating activities totaled a record-high $4.7 billion, or 142% of net earnings.

During the year, the company reduced debt by $1.2 billion, invested $904 million in capital expenditures, paid $1.4 billion in dividends, and used $434 million to repurchase shares, ending 2023 with $1.9 billion in cash and equivalents on hand.

Backlog
Orders remained strong across the company with a consolidated book-to-bill ratio, defined as orders divided by revenue, of 0.8-to-1 for the quarter and 1.1-to-1 for the year. Backlog of $93.6 billion was the highest year-end backlog in the company’s history. In addition to backlog, estimated potential contract value, representing management’s estimate of additional value in unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options, was $38.3 billion at year end. Total estimated contract value, the sum of all backlog components, was $132 billion at the end of the year.

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In the Aerospace segment, orders in the quarter totaled $3.2 billion, growing backlog to $20.5 billion, up 4.8% from the year-ago quarter. Aerospace book-to-bill was 1.2-to-1 for the quarter and the year.

In the three defense segments, significant awards in the quarter included an IDIQ contract with maximum potential value of $2.5 billion from the Indian Health Service to modernize its electronic health record system; an IDIQ contract with maximum potential value of $975 million to provide mission command training and technical support services to the U.S. Army; $395 million, with options having maximum potential value of $840 million, for maintenance and modernization of two U.S. Navy Arleigh Burke-class (DDG-51) guided-missile destroyers; a contract with maximum potential value of $420 million to provide ongoing lead-yard services for the Navy’s DDG-51 program; $265 million for various munitions and ordnance; and $245 million, with maximum potential value of $590 million, for several key contracts for classified customers.

About General Dynamics
Headquartered in Reston, Virginia, General Dynamics is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation; ship construction and repair; land combat vehicles, weapons systems and munitions; and technology products and services. General Dynamics employs more than 100,000 people worldwide and generated $42.3 billion in revenue in 2023. More information is available at www.gd.com.

WEBCAST INFORMATION: General Dynamics will webcast its fourth-quarter and full-year 2023 financial results conference call today at 9 a.m. EST. The webcast will be a listen-only audio event available at GD.com. An on-demand replay of the webcast will be available by telephone two hours after the end of the call through January 31, 2024, at 1-800-770-2030 (international: +1 647-362-9199), conference ID 4299949. Charts furnished to investors and securities analysts in connection with General Dynamics’ announcement of its financial results are available at GD.com. General Dynamics intends to supplement those charts on its website after its earnings call today to include information about 2024 guidance presented during the call.

This press release contains forward-looking statements (FLS), including statements about the company’s future operational and financial performance, which are based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “forecasts,” “scheduled,” “outlook,” “estimates,” “should” and variations of these words and similar expressions are intended to identify FLS. In making FLS, we rely on assumptions and analyses based on our experience and perception of historical trends; current conditions and expected future developments; and other factors, estimates and judgments we consider reasonable and appropriate based on information available to us at the time. FLS are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. FLS are not guarantees of future performance and involve factors, risks and uncertainties that are difficult to predict. Actual future results and trends may differ materially from what is forecast in the FLS. All FLS speak only as of the date they were made. We do not undertake any obligation to update or publicly release revisions to FLS to reflect events, circumstances or changes in expectations after the date of this press release. Additional information regarding these factors is contained in the company’s filings with the SEC, and these factors may be revised or supplemented in future SEC filings. In addition, this press release contains some financial measures not prepared in accordance with U.S. generally accepted accounting principles (GAAP). While we believe these non-GAAP metrics provide useful information for investors, there are limitations associated with their use, and our calculations of these metrics may not be comparable to similarly titled measures of other companies. Non-GAAP metrics should not be considered in isolation from, or as a substitute for, GAAP measures. Reconciliations to comparable GAAP measures and other information relating to our non-GAAP measures are included in other filings with the SEC, which are available at investorrelations.gd.com.
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EXHIBIT A
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Three Months Ended December 31		Variance
	2023	2022	$	%
Revenue	$11,668	$10,851	$817	7.5%
Operating costs and expenses	(10,380)	(9,624)	(756)
Operating earnings	1,288	1,227	61	5.0%
Other, net	17	69	(52)
Interest, net	(78)	(85)	7
Earnings before income tax	1,227	1,211	16	1.3%
Provision for income tax, net	(222)	(219)	(3)
Net earnings	$1,005	$992	$13	1.3%
Earnings per share—basic	$3.68	$3.62	$0.06	1.7%
Basic weighted average shares outstanding	272.8	274.0
Earnings per share—diluted	$3.64	$3.58	$0.06	1.7%
Diluted weighted average shares outstanding	275.9	277.2

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EXHIBIT B
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Year Ended December 31		Variance
	2023	2022	$	%
Revenue	$42,272	$39,407	$2,865	7.3%
Operating costs and expenses	(38,027)	(35,196)	(2,831)
Operating earnings	4,245	4,211	34	0.8%
Other, net	82	189	(107)
Interest, net	(343)	(364)	21
Earnings before income tax	3,984	4,036	(52)	(1.3)%
Provision for income tax, net	(669)	(646)	(23)
Net earnings	$3,315	$3,390	$(75)	(2.2)%
Earnings per share—basic	$12.14	$12.31	$(0.17)	(1.4)%
Basic weighted average shares outstanding	273.1	275.3
Earnings per share—diluted	$12.02	$12.19	$(0.17)	(1.4)%
Diluted weighted average shares outstanding	275.7	278.2

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EXHIBIT C
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Three Months Ended December 31		Variance
	2023	2022	$	%
Revenue:
Aerospace	$2,744	$2,450	$294	12.0%
Marine Systems	3,408	2,969	439	14.8%
Combat Systems	2,364	2,179	185	8.5%
Technologies	3,152	3,253	(101)	(3.1)%
Total	$11,668	$10,851	$817	7.5%
Operating earnings:
Aerospace	$449	$337	$112	33.2%
Marine Systems	217	237	(20)	(8.4)%
Combat Systems	351	332	19	5.7%
Technologies	305	340	(35)	(10.3)%
Corporate	(34)	(19)	(15)	(78.9)%
Total	$1,288	$1,227	$61	5.0%
Operating margin:
Aerospace	16.4%	13.8%
Marine Systems	6.4%	8.0%
Combat Systems	14.8%	15.2%
Technologies	9.7%	10.5%
Total	11.0%	11.3%

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EXHIBIT D
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Year Ended December 31		Variance
	2023	2022	$	%
Revenue:
Aerospace	$8,621	$8,567	$54	0.6%
Marine Systems	12,461	11,040	1,421	12.9%
Combat Systems	8,268	7,308	960	13.1%
Technologies	12,922	12,492	430	3.4%
Total	$42,272	$39,407	$2,865	7.3%
Operating earnings:
Aerospace	$1,182	$1,130	$52	4.6%
Marine Systems	874	897	(23)	(2.6)%
Combat Systems	1,147	1,075	72	6.7%
Technologies	1,202	1,227	(25)	(2.0)%
Corporate	(160)	(118)	(42)	(35.6)%
Total	$4,245	$4,211	$34	0.8%
Operating margin:
Aerospace	13.7%	13.2%
Marine Systems	7.0%	8.1%
Combat Systems	13.9%	14.7%
Technologies	9.3%	9.8%
Total	10.0%	10.7%

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EXHIBIT E
CONSOLIDATED BALANCE SHEET
DOLLARS IN MILLIONS

	(Unaudited)
	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and equivalents	$1,913	$1,242
Accounts receivable	3,004	3,008
Unbilled receivables	7,997	8,795
Inventories	8,578	6,322
Other current assets	2,123	1,696
Total current assets	23,615	21,063
Noncurrent assets:
Property, plant and equipment, net	6,198	5,900
Intangible assets, net	1,656	1,824
Goodwill	20,586	20,334
Other assets	2,755	2,464
Total noncurrent assets	31,195	30,522
Total assets	$54,810	$51,585
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$507	$1,253
Accounts payable	3,095	3,398
Customer advances and deposits	9,564	7,436
Other current liabilities	3,266	3,254
Total current liabilities	16,432	15,341
Noncurrent liabilities:
Long-term debt	8,754	9,243
Other liabilities	8,325	8,433
Total noncurrent liabilities	17,079	17,676
Shareholders’ equity:
Common stock	482	482
Surplus	3,760	3,556
Retained earnings	39,270	37,403
Treasury stock	(21,054)	(20,721)
Accumulated other comprehensive loss	(1,159)	(2,152)
Total shareholders’ equity	21,299	18,568
Total liabilities and shareholders’ equity	$54,810	$51,585

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EXHIBIT F
CONSOLIDATED STATEMENT OF CASH FLOWS - (UNAUDITED)
DOLLARS IN MILLIONS

	Year Ended December 31
	2023	2022
Cash flows from operating activities—continuing operations:
Net earnings	$3,315	$3,390
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation of property, plant and equipment	608	586
Amortization of intangible and finance lease right-of-use assets	255	298
Equity-based compensation expense	181	165
Deferred income tax benefit	(177)	(178)
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	38	46
Unbilled receivables	913	(256)
Inventories	(2,219)	(980)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	(303)	224
Customer advances and deposits	2,415	2,082
Income taxes payable	(209)	(436)
Other, net	(107)	(362)
Net cash provided by operating activities	4,710	4,579
Cash flows from investing activities:
Capital expenditures	(904)	(1,114)
Other, net	(37)	(375)
Net cash used by investing activities	(941)	(1,489)
Cash flows from financing activities:
Dividends paid	(1,428)	(1,369)
Repayment of fixed-rate notes	(1,250)	(1,000)
Purchases of common stock	(434)	(1,229)
Other, net	18	127
Net cash used by financing activities	(3,094)	(3,471)
Net cash (used) provided by discontinued operations	(4)	20
Net increase (decrease) in cash and equivalents	671	(361)
Cash and equivalents at beginning of year	1,242	1,603
Cash and equivalents at end of year	$1,913	$1,242

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EXHIBIT G
ADDITIONAL FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

Other Financial Information:
	December 31, 2023	December 31, 2022
Debt-to-equity (a)	43.5%	56.5%
Book value per share (b)	$77.85	$67.66
Shares outstanding	273,599,948	274,411,106

	Fourth Quarter		Twelve Months
	2023	2022	2023	2022
Income tax payments, net	$607	$478	$1,100	$1,245
Company-sponsored research and development (c)	$115	$119	$510	$480
Return on sales (d)	8.6%	9.1%	7.8%	8.6%
Return on equity (e)			16.8%	19.0%

Non-GAAP Financial Measures:
	Fourth Quarter		Twelve Months
	2023	2022	2023	2022
Free cash flow:
Net cash provided by operating activities	$1,196	$669	$4,710	$4,579
Capital expenditures	(304)	(494)	(904)	(1,114)
Free cash flow (f)	$892	$175	$3,806	$3,465

Return on invested capital:
Net earnings			$3,315	$3,390
After-tax interest expense			315	309
After-tax amortization expense			201	235
Net operating profit after taxes			3,831	3,934
Average invested capital			31,258	31,260
Return on invested capital (g)			12.3%	12.6%

	December 31, 2023	December 31, 2022
Net debt:
Total debt	$9,261	$10,496
Less cash and equivalents	1,913	1,242
Net debt (h)	$7,348	$9,254
Notes describing the calculation of the other financial information and a reconciliation of non-GAAP financial measures are on the following page.

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EXHIBIT G (Cont.)
ADDITIONAL FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

(a)Debt-to-equity ratio is calculated as total debt divided by total equity as of year end.

(b)Book value per share is calculated as total equity divided by total outstanding shares as of year end.

(c)Includes independent research and development and Aerospace product-development costs.

(d)Return on sales is calculated as net earnings divided by revenue.
(e)Return on equity is calculated by dividing net earnings by our average total equity during the year. Average total equity is calculated using the total equity balance at the end of the preceding year and the total equity balances at the end of each of the four quarters of the year presented.

(f)We define free cash flow as net cash provided by operating activities less capital expenditures. We believe free cash flow is a useful measure for investors because it portrays our ability to generate cash from our businesses for purposes such as repaying debt, funding business acquisitions, repurchasing our common stock and paying dividends. We use free cash flow to assess the quality of our earnings and as a key performance measure in evaluating management.

(g)We believe return on invested capital (ROIC) is a useful measure for investors because it reflects our ability to generate returns from the capital we have deployed in our operations. We use ROIC to evaluate investment decisions and as a performance measure in evaluating management. We define ROIC as net operating profit after taxes divided by average invested capital. Net operating profit after taxes is defined as net earnings plus after-tax interest and amortization expense, calculated using the statutory federal income tax rate. Average invested capital is defined as the sum of the average debt and average shareholders’ equity excluding accumulated other comprehensive loss. Average debt and average shareholders’ equity excluding accumulated other comprehensive loss are calculated using the respective balances at the end of the preceding year and the respective balances at the end of each of the four quarters of the year presented. ROIC excludes goodwill impairments and non-economic accounting changes as they are not reflective of company performance.

(h)We define net debt as short- and long-term debt (total debt) less cash and equivalents. We believe net debt is a useful measure for investors because it reflects the borrowings that support our operations and capital deployment strategy. We use net debt as an important indicator of liquidity and financial position.

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EXHIBIT H
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Estimated Contract Value
Fourth Quarter 2023:
Aerospace	$19,557	$897	$20,454	$451	$20,905
Marine Systems	30,141	15,755	45,896	3,647	49,543
Combat Systems	13,816	721	14,537	6,236	20,773
Technologies	8,961	3,779	12,740	28,011	40,751
Total	$72,475	$21,152	$93,627	$38,345	$131,972
Third Quarter 2023:
Aerospace	$19,654	$405	$20,059	$785	$20,844
Marine Systems	30,445	17,277	47,722	3,113	50,835
Combat Systems	14,375	719	15,094	6,098	21,192
Technologies	9,833	2,852	12,685	27,302	39,987
Total	$74,307	$21,253	$95,560	$37,298	$132,858
Fourth Quarter 2022:
Aerospace	$19,077	$439	$19,516	$685	$20,201
Marine Systems	26,246	19,453	45,699	3,672	49,371
Combat Systems	12,726	525	13,251	5,364	18,615
Technologies	9,100	3,571	12,671	26,889	39,560
Total	$67,149	$23,988	$91,137	$36,610	$127,747

*The estimated potential contract value includes work awarded on unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options and other agreements with existing customers to purchase new aircraft and aircraft services. We recognize options in backlog when the customer exercises the option and establishes a firm order. For IDIQ contracts, we evaluate the amount of funding we expect to receive and include this amount in our estimated potential contract value. The actual amount of funding received in the future may be higher or lower than our estimate of potential contract value.

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EXHIBIT H-1
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

$110,000
$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
$89,581
$89,247
$88,098
$87,594
$87,234
$87,630
$88,833
$91,137
$89,825
$91,357
$95,560
$93,627
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23

Funded Backlog	Unfunded Backlog

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EXHIBIT H-2
BACKLOG BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

AEROSPACE
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$19,516
$19,337
$19,497
$20,059
$20,454
4Q22
1Q23
2Q23
3Q23
4Q23

MARINE SYSTEMS
$60,000
$45,000
$30,000
$15,000
$0
$45,699
$43,607
$43,728
$47,722
$45,896
4Q22
1Q23
2Q23
3Q23
4Q23

COMBAT SYSTEMS

$20,000
$15,000
$10,000
$5,000
$0
$13,251
$14,096
$15,067
$15,094
$14,537
4Q22
1Q23
2Q23
3Q23
4Q23

TECHNOLOGIES

$20,000
$15,000
$10,000
$5,000
$0
$12,671
$12,785
$13,065
$12,685
$12,740
4Q22
1Q23
2Q23
3Q23
4Q23

Funded Backlog	Unfunded Backlog

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EXHIBIT I
FOURTH QUARTER 2023 SIGNIFICANT ORDERS - (UNAUDITED)
DOLLARS IN MILLIONS

We received the following significant contract awards during the fourth quarter of 2023:
Marine Systems:
•$395 from the U.S. Navy for maintenance and modernization on the USS Chung-Hoon and USS James E. Williams, Arleigh Burke-class (DDG-51) guided missile destroyers. The contract including options has a maximum potential value of $840.
•A contract from the Navy to provide ongoing lead yard services for the DDG-51 program. The contract including options has a maximum potential value of $420.
•$215 from the Navy for long-lead materials for Block VI Virginia-class submarines.
•$105 from the Navy for lead yard services, development studies and design efforts for Virginia-class submarines.
Combat Systems:
•$265 for various munitions and ordnance.
•$230 to provide maintenance and modernization for the Leopard fleet of vehicles for the Spanish Ministry of Defense.
•$200 from the U.S. Army to upgrade Abrams main battle tanks to the system enhancement package version 3 (SEPv3) configuration.
•$180 from the Army to establish additional capacity for artillery propellant.
•$100 to produce Piranha armored combat vehicles for Switzerland.
•$60 from the Army to establish additional capacity for 155mm artillery projectile metal parts production.
Technologies:
•An indefinite delivery, indefinite quantity (IDIQ) contract from the Indian Health Service (IHS) to modernize its electronic health record (EHR) system. The contract has a maximum potential value of $2.5 billion.
•An IDIQ contract to provide mission command training and technical support services for the Army. The contract has a maximum potential value of $975 among multiple awardees.
•$245 for several key contracts for classified customers. These contracts including options have a maximum potential value of $590.
•$95 from U.S. Special Operations Command (USSOCOM) to provide a full range of activities to support USSOCOM operations, including program management, mission infrastructure and training services. The contract including options has a maximum potential value of $490.
•A contract from the Centers for Medicare and Medicaid Services (CMS) to continue operating and modernizing the agency’s Healthcare Integrated General Ledger Accounting System (HIGLAS) application. The contract including options has a maximum potential value of $450.
•$100 from the Department of Homeland Security’s Office of Biometric Identity Management (OBIM) to provide operations and maintenance support services for the Automated Biometric Identification System (IDENT). The contract including options has a maximum potential value of $385.
•$130 from the Navy to provide sustainment services for the next-generation Mobile User Objective System (MUOS) satellite communications system.
•Initial task orders on the $4.5 billion U.S. Air Force Security Support Services IDIQ contract to implement comprehensive security services, counterintelligence analysis and cybersecurity assessments.
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EXHIBIT J
AEROSPACE SUPPLEMENTAL DATA - (UNAUDITED)
DOLLARS IN MILLIONS

	Fourth Quarter		Twelve Months
	2023	2022	2023	2022
Gulfstream Aircraft Deliveries (units):
Large-cabin aircraft	32	30	89	96
Mid-cabin aircraft	7	8	22	24
Total	39	38	111	120

Aerospace Book-to-Bill:
Orders*	$3,164	$2,973	$10,283	$12,573
Revenue	2,744	2,450	8,621	8,567
Book-to-Bill Ratio	1.15x	1.21x	1.19x	1.47x

*Does not include customer defaults, liquidated damages, cancellations, foreign exchange fluctuations and other backlog adjustments.

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